UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 29, 2005

STRATUS SERVICES GROUP, INC.
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	001-15789 (Commission File Number)	22-3499261 (IRS Employer Identification Number)
500 Craig Road, Suite 201 Manalapan, New Jersey 07726 (Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (732) 866-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act
(17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act
(17 CFR 240.13e-4 (c))

Section 1 -	Registrant’s Business and Operations
Item 1.01	Entry into a Material Definitive Agreement
As reported in the Report on Form 10-Q of Stratus Services Group, Inc. (the “Company”) for the quarter ended June 30, 2005, as filed with the Securities and Exchange Commission on August 17, 2005, on August 11, 2005, the Company and Capital Temp Funds (the “Lender”) entered into an Amended and Restated Forbearance Agreement (the “Amended Forbearance Agreement”) whereby the Lender had again agreed to forbear from accelerating obligations and/or enforcing existing defaults until August 26, 2005.

Additionally, in connection with the Company and the Lender entering into the Amended Forbearance Agreement, the Company, the Lender and ALS, LLC (“ALS”) also entered into the ALS Forbearance, whereby ALS agreed to forbear, through August 25, 2005, from enforcing payment defaults under the Outsourcing Agreement between the Company and ALS, subject to certain conditions.

On August 25, 2005, the Company, the Lender and ALS all agreed by letter agreement to extend, for an additional one (1) week period both the Amended Forbearance Agreement, and the ALS Forbearance, subject to the terms and conditions set forth therein.

On September 1, 2005, the Company, the Lender and ALS all agreed by letter agreement to extend, for another additional one (1) week period, both the Amended Forbearance Agreement and the ALS Forbearance, subject to the terms and conditions set forth therein.

On September 8, 2005, the Company, the Lender and ALS all agreed by letter agreement to extend, for another additional one (1) week period, both the Amended Forbearance Agreement and the ALS Forbearance, subject to the terms and conditions set forth therein, except that the Amended Forbearance Agreement was further amended as follows: (a) the time frame in which the Company has to obtain $500,000 in capital or subordinated loans from a third party has been extended to September 16, 2005; (b) Capital will no longer rebate $50,000 of the $300,000 Forbearance Fee as originally contemplated by the Amended Forbearance Agreement if the Forbearance Fee is paid by October 10, 2005; and (c) the Forbearance Period was extended to September 16, 2005. In conjunction with such extension, the Lender also notified the Company that, unless the repayment of the Company’s obligations to the Lender have been fully resolved to its satisfaction by September 15, 2005, or ALS, LLC commits to extend the ALS Forbearance for a period of sixty (60) days from that date, the Company should not assume that any further extensions of the Amended Forbearance Agreement will be forthcoming.

On September 15, 2005, the Company, the Lender and ALS all agreed by letter agreement to extend, for another additional one (1) week period, both the Amended Forbearance Agreement and the ALS Forbearance, subject to the terms and conditions set forth therein, except that the Amended Forbearance Agreement was further amended as follows: (1) the Lender charged an additional Forbearance Fee of $37,500 for executing the letter agreement and (2) the Lender charged $2,892 (a “Special Advance Fee”) upon the execution of the letter agreement, which Special Advance Fee represents 2% of Capital’s advance against in transit collections due from a client in the amount of $144,622.

On September 29, 2005, the Company, the Lender and ALS all agreed by letter agreement to extend, for another additional one (1) week period, both the Amended Forbearance Agreement and the ALS Forbearance, subject to the terms and conditions set forth therein.

Exhibit No.	Description

10.45	Letter Agreement between the Company and ALS, LLC regarding further extension of Forbearance dated September 29, 2005.
10.46	Letter Agreement between the Company and Capital Temp Funds regarding further extension of Forbearance dated September 29, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stratus Services Group, Inc.
(Registrant)

Dated: October 4, 2005	By: /s/ Joseph J. Raymond
Joseph J. Raymond
President and Chief Executive Officer